As Filed with the Securities and Exchange Commission on December 18, 2013
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LEE ENTERPRISES, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	42-0823980
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

201 N. Harrison Street, Suite 600
Davenport, Iowa 52801
Telephone: (563) 383-2100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Carl G. Schmidt
Vice President, Chief Financial Officer and Treasurer
201 N. Harrison Street, Suite 600
Davenport, Iowa 52801
Telephone: (563) 383-2100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
C. D. Waterman III, Esq.
Lane & Waterman LLP
220 N. Main Street, Ste. 600
Davenport, Iowa 52801-1987

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee(6)(8)

Debt securities(3)(4) Senior debt securities Senior convertible debt securities(5) Subordinated debt securities Subordinated convertible debt securities(5)

Common Stock, par value $0.01 per share(4)(7) Preferred Stock, no par value (4) Depository Shares (4)

Warrants (4) Debt securities Common Stock Preferred Stock Purchase contracts(4) Subscription Rights(4) Units(4)

Total	$750,000,000		$750,000,000	$43,125

2

(1)
We will determine the proposed maximum offering price per unit from time to time in connection with issuances of securities registered hereunder, with the aggregate proposed maximum offering price not to exceed $750,000,000 or the equivalent thereof in one or more currencies, foreign currency units or composite currencies.

(2)	Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (Securities Act).

(3)
If any debt securities are issued at an original issue discount, then also includes such additional principal amount as may be necessary such that the aggregate initial offering price of all debt securities will equal $750,000,000 less the dollar amount of other securities previously issued hereunder.

(4)	We are registering under this registration statement an indeterminate number of shares of our securities as may be sold from time to time by us.

(5)
In addition to the securities set forth in the table, pursuant to Rule 416 under the Securities Act, the amount of securities to be registered includes an indeterminate number of securities issuable upon conversion or exchange of the convertible debt, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(6)
No separate consideration will be received for any security exchangeable for any debt securities and, therefore, no additional registration fee is required pursuant to Rule 457(i) of the Securities Act.

(7)
Includes associated Common Stock purchase rights to purchase one share of preferred stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

(8)
In accordance with Rule 457(p) of the Securities Act, the total amount of the registration fee payable, $96,600, is offset by $53,475, the amount of a previous registration fee paid for securities that were registered but not sold pursuant to the Registrant’s Registration Statement on Form S-3 (SEC Reg. No. 333-167907) filed with the Commission on June 30, 2010.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

3

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 18, 2013.
PROSPECTUS
$750,000,000
Senior Debt Securities
Senior Convertible Debt Securities
Subordinated Debt Securities
Subordinated Convertible Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants to Purchase Debt Securities
Warrants to Purchase Common Stock
Warrants to Purchase Preferred Stock
Purchase Contracts
Subscription Rights
Units

We may offer and sell, from time to time, in one or more offerings, any combination of the securities at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, which we describe in this prospectus having a total initial offering price not exceeding $750,000,000.

We will provide the specific terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Our Common Stock trades on The New York Stock Exchange (NYSE) under the symbol “LEE.”
Investing in our securities involves a high degree of risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission (SEC) and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2013.

Table of Contents

Page

FORWARD-LOOKING STATEMENTS 1

THE COMPANY	1

RISK FACTORS	2

ABOUT THIS PROSPECTUS	2

WHERE YOU CAN FIND MORE INFORMATION	2

RATIO OF EARNINGS TO FIXED CHARGES	4

USE OF PROCEEDS	4

SECURITIES WE MAY ISSUE	5

DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF CAPITAL STOCK 25
DESCRIPTION OF DEPOSITARY SHARES 30
DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES 31
DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK 32
DESCRIPTION OF PURCHASE CONTRACTS 33
DESCRIPTION OF SUBSCRIPTION RIGHTS 33
DESCRIPTION OF UNITS 35
PLAN OF DISTRIBUTION 35
LEGAL MATTERS 36
EXPERTS 36

You should rely only on the information contained or incorporated by reference into this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provided you with different or inconsistent information, you should not rely on it. The selling security holders are not making an offer of the securities to be sold under this prospectus in any jurisdictions where the offers or sales are not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date hereof.

References to “the Company”, “we”, “our”, “us” and the like throughout this document refer to Lee Enterprises, Incorporated. References to 2013, 2012, 2011 and the like refer to the fiscal years ended the last Sunday in September.

i

FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This prospectus, the documents incorporated by reference into this prospectus and any applicable prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, that if they materialize, as well as assumptions, that if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. This prospectus contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are our ability to generate cash flows and maintain liquidity sufficient to service our debt, comply with or obtain amendments or waivers of the financial covenants contained in our credit facilities, if necessary, and to refinance our debt as it comes due.

Other risks and uncertainties include the impact and duration of continuing adverse economic conditions in certain aspects of the economy affecting our business, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, maintaining our listing status on the NYSE, competition and other risks detailed from time to time in our publicly filed documents. A more detailed discussion of these factors, as well as other factors that could affect our results, is contained under the heading “Risk Factors” in our SEC filings, including our annual report on Form 10-K for the fiscal year ended September 29, 2013.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this prospectus. We do not undertake to publicly update or revise our forward-looking statements.
The risks, uncertainties and assumptions referred to above include other risks that are described in the documents that are incorporated by reference into this prospectus and in any applicable prospectus supplement. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the expectations in these statements. We are not under any obligation and do not intend to update our forward-looking statements. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.
THE COMPANY
Lee Enterprises, Incorporated is a premier provider of local news, information and advertising in primarily midsize markets, with 46 daily newspapers and a joint interest in four others, growing digital products and nearly 300 weekly newspapers and specialty publications in 22 states.

We are consistently focused on six key strategic priorities. They are to:

•	Grow revenue creatively and rapidly;

•	Deliver strong local news and information;

•	Maximize local online growth;

•	Continue expanding print and online audiences;

•	Nurture employee development and achievement; and

•	Exercise careful cost control.

We were founded in 1890, incorporated in 1950, and listed on The New York Stock Exchange (NYSE) in 1978. Until 2001, we also operated a number of network-affiliated and satellite television stations. We have acquired and divested a number of businesses since 2001.

Under our existing financing agreements with our senior secured lenders, we are subject to certain restrictions on the issuance of additional indebtedness, including the debt securities registered hereunder, as well as the terms under which we may issue additional debt securities.  The financing agreements also significantly restrict our ability to make dividend payments, including any dividend payments on our Common Stock and any Preferred Stock registered hereunder.  These restrictions are discussed more fully with regard to each proposed security we may issue.  See "Securities We May Issue", below.

RISK FACTORS

Investing in our securities involves a high degree of risk. A detailed discussion of these risks, as well as other factors that could affect our results, is contained under the heading “Risk Factors” in our SEC filings, including our annual report on Form 10-K for the fiscal year ended September 29, 2013. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in us and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using the SEC’s shelf registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, if one is required, we may sell from time to time, in one or more offerings, any combination of the securities described in this prospectus having a total initial offering price not exceeding $750,000,000.
This prospectus provides you with a general description of the securities we may sell. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Market information in the incorporated documents is generally based on our estimates and not third party sources. You should read this prospectus, the applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. We make available on our Financial section of our website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on or accessible through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any related free writing prospectus.
We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.
The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference.

We incorporate by reference the documents listed below:

1.	Our annual report on Form 10-K, filed with the SEC on December 13, 2013, for the fiscal year ended September 29, 2013; and

2.
The description of our capital stock contained in our registration statements pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating any such descriptions.

We also incorporate all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or:

1.	After the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement; and

2.	After the date of this prospectus and prior to the closing of the offering made hereby, except for information furnished under Items 2.02 or 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit), which is not deemed filed and not incorporated by reference herein. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.
You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:
LEE ENTERPRISES, INCORPORATED
201 N. Harrison Street, Suite 600
Davenport, Iowa 52801
Telephone: (563) 383-2100
Attention: Investor Relations
Documents may also be available on our website at www.lee.net. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES
The following table shows the ratio of earnings to fixed charges for us for the periods indicated. These ratios have been calculated by dividing income (loss) from continuing operations before income taxes, minority interests and income (loss) from equity investments plus fixed charges by fixed charges. Fixed charges consist of interest expense and that portion of rental payments under operating leases we believe to be representative of interest.

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

	Year Ended September
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	(A)	2.1	(B)	(C)	(D)

(A)
The ratio was less than 1.0 for the fiscal year ended September 27, 2009 as earnings were not adequate to cover fixed charges. Additional earnings of approximately $260 million would have been necessary to bring the ratio to 1.0. Loss from continuing operations before income taxes, as reported, includes $290 million of asset impairment, debt refinancing and reorganization and other charges. Absent these charges, the ratio of earnings to fixed charges would have been 1.3. These charges are described in our 2009 Form 10-K.

(B)
The ratio was less than 1.0 for the fiscal year ended September 25, 2011 as earnings were not adequate to cover fixed charges. Additional earnings of approximately $163 million would have been necessary to bring the ratio to 1.0. Loss from continuing operations before income taxes, as reported, includes $234 million of asset impairment, debt refinancing and reorganization and other charges. Absent these charges, the ratio of earnings to fixed charges would have been 2.1. These charges are described in our 2013 Form 10-K, which is incorporated by reference herein.

(C)
The ratio was less than 1.0 for the fiscal year ended September 30, 2012 as earnings were not adequate to cover fixed charges. Additional earnings of approximately $22 million would have been necessary to bring the ratio to 1.0. Loss from continuing operations before income taxes, as reported, includes $41 million of debt refinancing and reorganization charges. Absent these charges, the ratio of earnings to fixed charges would have been 1.2. These charges are described in our 2013 Form 10-K, which is incorporated by reference herein.

(D)
The ratio was less than 1.0 for the fiscal year ended September 29, 2013 as earnings were not adequate to cover fixed charges. Additional earnings of approximately $137 million would have been necessary to bring the ratio to 1.0. Loss from continuing operations before income taxes, as reported, includes $171 million of asset impairment charges. Absent these charges, the ratio of earnings to fixed charges would have been 1.4. These charges are described in our 2013 Form 10-K, which is incorporated by reference herein.

USE OF PROCEEDS
We expect to use the net proceeds from the sale by us of our securities as set forth in the applicable prospectus supplement.

SECURITIES WE MAY ISSUE
Overview
This prospectus describes the securities we may issue from time to time. The remainder of this section provides some background information about the manner in which the securities may be held, then describes the terms of the basic categories of securities:

•Senior debt securities
•Senior convertible debt securities
•Subordinated debt securities
•Subordinated convertible debt securities
•Shares of our Common Stock
•Shares of our preferred stock
•Depositary Shares
•Warrants to purchase debt securities
•Warrants to purchase our Common Stock
•Warrants to purchase our preferred stock
•Stock purchase contracts
•Stock purchase units

•	Subscription Rights

Prospectus Supplements
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
The applicable prospectus supplement to be attached to the front of this prospectus will describe the terms of any securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the securities. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part.
Legal Ownership of Securities
Holders of Securities
Book-Entry Holders. We will issue debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. We may issue shares of our Common Stock offered hereby in book-entry form. If securities are issued in book-entry form, this means the securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
We will only recognize the person in whose name a security is registered as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and all payments on the securities will be made to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders. In the future, we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and all payments on those securities will be made to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders. We, and any third parties employed by us or acting on your behalf, such as trustees, depositaries and transfer agents, are obligated only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, we would seek the approval only from the legal holders, and not the indirect holders, of the securities. An example would be if we wanted to amend an indenture or to relieve ourselves of the consequences of a default or of our obligation to comply with a particular provision of the indenture. Whether and how the legal holders contact the indirect holders is up to the legal holders.
When we refer to you, we mean those who invest in the securities being offered by this prospectus, whether they are the legal holders or only indirect holders of those securities. When we refer to your securities, we mean the securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	How it handles securities payments and notices;

•	Whether it imposes fees or charges;

•	How it would handle a request for the holders’ consent, if ever required;

•	Whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	How it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	If the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
What is a Global Security? A global security represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms. We may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. We call this kind of global security a master global security.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominee. The financial institution that is selected for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York (DTC) will be the depositary for all securities issued in book-entry form. Beneficial interests in global securities will be shown on, and transfers of global securities will be reflected through, records maintained by DTC and its participants.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise or as otherwise described in the prospectus supplement. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead will deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:

•
An investor cannot cause the securities to be registered in his or her name, and cannot obtain physical certificates for his or her interest in the securities, except in the special situations we describe below.

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Holders of Securities” above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Neither we nor any third parties employed by us or acting on your behalf, such as trustees and transfer agents, have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee do not supervise the depositary in any way.

•	DTC requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “Holders of Securities.”
The special situations for termination of a global security are as follows:

•
If the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within a specified time period; or

•	If we elect to terminate that global security.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply to a particular series of securities covered by the applicable prospectus supplement. If a global security is terminated, only the depositary is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities summarizes the material provisions of the debt securities to which a prospectus supplement may relate. Each time we offer debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities we are offering.
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract to be entered into by us and a financial institution, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

Because we may issue both senior debt securities and subordinated debt securities, our references to the indenture are to each of the senior indenture and the subordinated indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the “indentures.”
Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to any amendments or supplements as we may enter into from time to time which are permitted under the indentures. We will file the definitive indentures, when executed, as well as any amendments thereto, as exhibits to a current report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. See “Where You Can Find More Information,” for information on how to obtain copies of the indentures.

General
Unless otherwise provided in the applicable prospectus supplement, the debt securities will be unsecured obligations of our company. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all principal, premium, interest, rent, fees, costs, expenses and other amounts accrued or due on our existing or future indebtedness, as the term indebtedness is defined below, or any existing or future indebtedness guaranteed or in effect guaranteed by us, subject to certain exceptions. See page 23.
Our debt securities are effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables and capital lease obligations, of any of our subsidiaries. This may affect your ability to receive payments on our debt securities. A summary description of our current indebtedness follows.
First Lien Agreement and Related Agreements. The Company is party to an Exit Credit Agreement, dated as of January 30, 2012 (the “First Lien Agreement”), by and among the Company, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, and a syndicate of lenders (the “First Lien Lenders”). The First Lien Agreement consists of a term loan of $689,510,000, and a new $40,000,000 revolving credit facility, which revolving credit facility also supports issuance of letters of credit. Debt under the First Lien Agreement bears interest, at our option, at either a base rate or an adjusted Eurodollar rate (“LIBOR”), plus an applicable margin. The base rate for the facility is the greater of (a) the prime lending rate of Deutsche Bank Trust Company Americas at such time; (b) 0.5% in excess of the overnight federal funds rate at such time; or (c) 30 day LIBOR plus 1.0%. LIBOR loans are subject to a minimum rate of 1.25%. The applicable margin for term loan base rate loans is 5.25%, and 6.25% for LIBOR loans. The applicable margin for revolving credit facility base rate loans is 4.5%, and is 5.5% for LIBOR loans. At December 18, 2013, all borrowing under the First Lien Agreement is based on LIBOR at a total rate of 7.5%. At December 18, 2013, the balance outstanding under the term loan is $606,000,000. We may voluntarily prepay principal amounts outstanding or reduce commitments under the First Lien Agreement at any time, in whole or in part, without premium or penalty, upon proper notice and subject to certain limitations as to minimum amounts of prepayments.
We are required to repay principal amounts, on a quarterly basis until maturity, under the First Lien Agreement. Principal payments are required quarterly beginning in June 2012, and total $12,750,000 in 2014, $13,500,000 in 2015 and $3,375,000 in 2016, prior to the final maturity on December 31, 2015.
In addition to the scheduled payments, we are required to make mandatory prepayments under the First Lien Agreement under certain other conditions, such as from the net proceeds from asset sales. The First Lien Agreement also requires us to accelerate future payments in the amount of our quarterly excess cash flow, as defined. The acceleration of such payments due to future asset sales or excess cash flow does not change the due dates of other First Lien Agreement payments prior to the December 2015 maturity.
The First Lien Agreement is fully and unconditionally guaranteed on a joint and several basis by all of our existing and future, direct and indirect subsidiaries in which we hold a direct or indirect interest of more than 50% (the “Credit Parties”); provided however, that our wholly-owned subsidiary Pulitzer Inc. (“Pulitzer”) and its subsidiaries are not Credit Parties. The First Lien Agreement is secured by first priority security interests in the stock and other equity interests owned by the Credit Parties in their respective subsidiaries.
The Credit Parties have also granted a first priority security interest on substantially all of their tangible and intangible assets, and granted mortgages covering certain real estate, as collateral for the payment and performance of their obligations under the First Lien Agreement. Assets of Pulitzer and its subsidiaries, TNI Partners (“TNI”), our ownership interest in, and assets of, Madison Newspapers, Inc. (“MNI”) and certain employee benefit plan assets are excluded. Moreover, assets of Pulitzer and its subsidiaries become subject to a first priority security interest of the Second Lien Lenders upon repayment in full of the New Pulitzer Notes, as discussed more fully below.
The revolving credit facility has a super-priority security interest over all of the collateral securing the term loan under the First Lien Agreement, superior to that of the term loan lenders.
The First Lien Agreement contains customary affirmative and negative covenants for financing of its type. These financial covenants include a maximum total leverage ratio, as defined. The total leverage ratio is designed to assess the leverage of the Company, excluding Pulitzer, and does not reflect our overall leverage position due to the lower leverage of Pulitzer. It is based primarily on the sum of the principal amount of debt under the First Lien Agreement, plus debt under the Second Lien Agreement, as discussed more fully below, which totals $175,000,000 at December 18, 2013, plus letters of credit and certain other factors, divided by a measure of trailing 12 month operating results, which includes distributions from MNI and other elements, but excludes the operating results of Pulitzer.
Our actual total leverage ratio at September 29, 2013 under the First Lien Agreement was 6.21:1.  Our maximum total leverage ratio covenant will decrease, in stages, from 10.0:1 at September 29, 2013 to 9.1:1 in December 2015.  On a consolidated basis, using the definitions in the First Lien Agreement, our leverage ratio is 5.02:1 at September 29, 2013.  This consolidated measure is not the subject of a covenant in any of our debt agreements.
The First Lien Agreement also includes a minimum interest expense coverage ratio, as defined, which is based on the sum of interest expense, as defined, incurred under the First Lien Agreement and Second Lien Agreement, divided by the same measure of trailing 12 month operating results discussed above. The interest expense coverage ratio is similarly designed to assess the interest coverage of the Company, excluding Pulitzer, and does not reflect our overall interest coverage position. Our minimum interest expense coverage ratio covenant will decrease, in stages, from 1.25:1 at September 30, 2012 to 1.1:1 in December 2015.
The First Lien Agreement requires us to suspend stockholder dividends and share repurchases through December 2015. The First Lien Agreement also limits capital expenditures to $20,000,000 per year, with a provision for carryover of unused amounts from the prior year. Further, the First Lien Agreement restricts our ability to make additional investments, acquisitions, dispositions and mergers without the consent of the First Lien Lenders and limits our ability to incur additional debt. Such covenants require that substantially all of our future cash flows are required to be directed toward debt reduction or accumulation of cash collateral and that the cash flows of the Credit Parties are largely segregated from those of Pulitzer.
Under the First Lien Agreement, we may issue additional unsecured subordinated debt securities so long as (i) we are not in default under the First Lien Agreement, or would be in default under the First Lien Agreement by virtue of the incurrence or issuance of additional debt securities, (ii) the issuance of additional debt securities would not violate our negative covenants concerning the permitted Lee Interest Expense Coverage Ratio or Lee Leverage Ratio (each as defined), (iii) such additional debt securities (a) would not be guaranteed by a Subsidiary of ours which is not also a Subsidiary Guarantor (each as defined), (b) mature no sooner than June 28, 2016, (c) do not require the payment of principal except upon the occurrence of a change of control or as a customary mandatory offer to repurchase following an asset sale, (d) do not require us or any of our Subsidiaries to maintain any specified financial condition, (e) contain subordination and other provisions reasonably satisfactory to the Administrative Agent under the First Lien Agreement, and (f) 100% of the Net Cash Proceeds (as defined) of the issuance of such additional debt securities, after application to any outstanding Second Lien Term Loans (as defined), is applied as mandatory repayment in accordance with the terms of the First Lien Agreement.
Second Lien Agreement and Related Agreements. In January 2012, we entered into a second lien term loan (the “Second Lien Agreement”) with a syndicate of lenders (the “Second Lien Lenders”). The Second Lien Agreement consists of a term loan of $175,000,000. The Second Lien Agreement bears interest at 15.0%, payable quarterly.
The Second Lien Agreement requires no principal amortization, except in March 2017 if required for income tax purposes. The Second Lien Agreement may not be redeemed prior to January 30, 2013. From that date until January 30, 2014, the Second Lien Agreement may be redeemed at 102% of the principal amount, at 101% thereafter until January 30, 2015 and at 100% thereafter until the April 2017 final maturity. Terms of the First Lien Agreement also restrict principal payments under the Second Lien Agreement.
The Second Lien Agreement is fully and unconditionally guaranteed on a joint and several basis by the Credit Parties and by Pulitzer and its subsidiaries, other than TNI (collectively, the "Second Lien Credit Parties”). The Second Lien Agreement is secured by second priority security interests in the stock and other equity interests owned by the Second Lien Credit Parties.
The Second Lien Credit Parties have also granted a second priority security interest on substantially all of their tangible and intangible assets, and granted second lien mortgages or deeds of trust covering certain real estate, as collateral for the payment and performance of their obligations under the Second Lien Agreement. Assets of TNI, our ownership interest in, and assets of, MNI are excluded. However, assets of Pulitzer and its subsidiaries, excluding TNI, became subject to a first priority security interest of the Second Lien Lenders upon repayment in full of the 2012 Pulitzer Notes and any successor debt (including the New Pulitzer Notes, as defined below). The Second Lien Lenders were granted a second priority security interest in our ownership interest in TNI under the New Pulitzer Notes.
The Second Lien Agreement has no affirmative financial covenants. Restrictions on capital expenditures, permitted investments, indebtedness and other provisions are similar to, but generally less restrictive than, those provisions under the First Lien Agreement.

Second Lien Lenders shared in the issuance of 6,743,640 shares of our Common Stock valued at $9,576,000, an amount equal to 13% of outstanding shares on a pro forma basis as of January 30, 2012. Second Lien Lenders also received $8,750,000 in the form of non-cash fees, which were added to and included in the principal amount of the second lien term loan.
2012 Pulitzer Notes and Related Agreements. In May 2013, we completed agreements with a subsidiary of Berkshire Hathaway Inc. to refinance $94 million of long-term debt known as the Pulitzer Notes (the “2012 Pulitzer Notes”). Certain of the Company’s subsidiaries entered into a new Note Agreement dated as of May 1, 2013 and issued a new note thereunder (the “New Pulitzer Note Agreement” and the “New Pulitzer Notes”, respectively) by and among St. Louis Post-Dispatch LLC (“PD LLC”), Pulitzer and BH Finance LLC (the “Noteholder”), a subsidiary of Berkshire Hathaway Inc.
Pulitzer is a co-borrower under the New Pulitzer Notes. As a result, the New Pulitzer Note Agreement eliminates the Guaranty Agreement dated as of January 30, 2012 made by Pulitzer under which Pulitzer was a guarantor of the 2012 Pulitzer Notes.
The New Pulitzer Notes bear interest at a fixed rate of 9.0%, payable quarterly, and extend the maturity from December 2015 to April 2017.
Pulitzer and PD LLC may voluntarily prepay principal amounts outstanding under the New Pulitzer Notes at any time, in whole or in part, without premium or penalty (except as noted below), upon proper notice, and subject to certain limitations as to minimum amounts of prepayments. The New Pulitzer Notes provide for mandatory scheduled prepayments totaling $6,400,000 annually, beginning in the 2014 fiscal year.
In addition to the scheduled payments, Pulitzer and PD LLC are required to make mandatory prepayments under the New Pulitzer Notes under certain other conditions, such as from the net proceeds from asset sales. The New Pulitzer Notes also require Pulitzer and PD LLC to accelerate future payments in the amount of Pulitzer’s quarterly excess cash flow, as defined in the New Pulitzer Note Agreement. The acceleration of such payments due to future asset sales or excess cash flow does not change the due dates of other New Pulitzer Notes payments prior to the final maturity in April 2017.
The New Pulitzer Notes are subject to a 5% redemption premium if 100% of the remaining balance of the New Pulitzer Notes is again refinanced by lenders, the majority of which are not holders of the New Pulitzer Notes at the time of such refinancing. This redemption premium is not otherwise applicable to any of the types of payments noted above.
The New Pulitzer Notes contain certain covenants and conditions, including the maintenance, by Pulitzer and its subsidiaries, of a minimum trailing 12 month consolidated EBITDA (minimum of $25,100,000 for the fiscal quarter ending September 2013), as described in the New Pulitzer Notes Agreement, and limitations on capital expenditures and the incurrence of other debt. Our actual trailing 12-month EBITDA at September 29, 2013 is $46,470,000. The determination of this amount is not the same as the comparable amount under the First Lien Agreement.
Further, the New Pulitzer Notes contain covenants which impose limitations and restrictions on distributions, loans, advances, investments, acquisitions, dispositions and mergers. Such covenants also require that substantially all future cash flows of Pulitzer are required to be directed first toward repayment of the New Pulitzer Notes or accumulation of cash collateral, and require that cash flows of Pulitzer are largely segregated from those of the Company’s existing and future subsidiaries (other than Pulitzer and its existing and future subsidiaries).
Additionally, Pulitzer, PD LLC and their respective subsidiaries are restricted under the New Pulitzer Note Agreement from incurring, guaranteeing or otherwise becoming liable for any indebtedness unless such debt is unsecured and subordinated to the Secured Obligations (as defined) and on terms and conditions satisfactory to the Required Holders (as defined), absent the Required Holders' consent.
The New Pulitzer Notes are unconditionally guaranteed on a joint and several basis by Pulitzer’s existing and future subsidiaries excluding PD LLC and TNI, pursuant to the Subsidiary Guaranty Agreement dated as of May 1, 2013 (the “New Pulitzer Subsidiary Guaranty”), in favor of the Noteholder. Star Publishing Company, an indirect subsidiary of the Company, has a 50% interest in TNI in Tucson, Arizona. TNI publishes the Arizona Daily Star and azstarnet.com.
On May 1, 2013, Pulitzer, certain of its subsidiaries and PD LLC (collectively, the “Pulitzer Assignors”) entered into a Security Agreement dated as of May 1, 2013 (the “New Pulitzer Security Agreement”) with The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (the “Collateral Agent”). Under the New Pulitzer

Security Agreement, the Pulitzer Assignors granted a first priority security interest to the Collateral Agent, for the benefit of the Noteholder, on substantially all of their tangible and intangible assets, excluding assets of Star Publishing Company leased to, or used in the operations or business of, TNI.
Also, under the New Pulitzer Note Agreement, PD LLC, together with STL Distribution Services, LLC, and PD LLC separately, granted to the Collateral Agent, for the benefit of the Noteholder, deeds of trust covering certain real estate and improvements in the St. Louis area, as collateral for the payment and performance of Pulitzer’s and PD LLC’s obligations under the New Pulitzer Notes.
On May 1, 2013, certain of the Company’s subsidiaries entered into a Pledge Agreement (the “New Pulitzer Pledge Agreement”) by and among Pulitzer, PD LLC, Pulitzer Newspapers, Inc., Pulitzer Technologies, Inc., Star Publishing Company and the Collateral Agent. The New Pulitzer Notes are also secured by first priority security interests in the stock and other equity interests owned by Pulitzer’s subsidiaries, including the pledge by Star Publishing Company to the Collateral Agent, for the benefit of the Noteholder, of a first priority lien on Star Publishing Company’s 50% interest in TNI, as collateral (consisting of 50% of the total partnership interests in TNI (the “TNI Interest”)).
Amendments to First Lien Agreement, Second Lien Agreement and Intercreditor Agreement. On May 1, 2013, the Company entered into the First Amendment to Credit Agreement (“First Amendment to First Lien Agreement”) by and among the Lenders from time to time party thereto (the “First Lien Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent. The First Amendment to First Lien Agreement, among other things, permits (a) the grant for the benefit of the Noteholder of a first priority lien on the TNI Interest, and (b) the grant for the benefit of the Second Lien Lenders of a second priority lien on the TNI Interest. Also, it amends certain other provisions and definitions related thereto.

On May 1, 2013, the Company entered into the First Amendment to Credit Agreement (“First Amendment to Second Lien Agreement”) by and among the Lenders from time to time party thereto (the “Second Lien Lenders”), and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent. The First Amendment to Second Lien Agreement, among other things, establishes and confirms a second priority lien on the TNI Interest for the benefit of the Second Lien Lenders, and amends certain other provisions and definitions related thereto.
The First Lien Agreement, as amended, the Second Lien Agreement, as amended, and the New Pulitzer Note Agreement contain cross-default provisions tied to each of the various agreements. Intercreditor agreements and an intercompany subordination agreement are in effect, including the Intercreditor Agreement dated as of January 30, 2012 by and among the Collateral Agent, Wilmington Trust, National Association, as Collateral Agent for the Second Lien Lenders, Pulitzer, PD LLC and certain subsidiaries of Pulitzer (“2012 Pulitzer Intercreditor Agreement”).
On May 1, 2013, the Company entered into the First Amendment to Intercreditor Agreement (“First Amendment to Intercreditor Agreement”) by and among the Collateral Agent, Wilmington Trust, National Association, as Collateral Agent for the Second Lien Lenders, PD LLC, Pulitzer, and certain subsidiaries of Pulitzer. It establishes and confirms that the indebtedness issued under the New Pulitzer Note Agreement constitutes first priority obligations under the 2012 Pulitzer Intercreditor Agreement, and amends certain other provisions and definitions related thereto.
The foregoing summary descriptions of the Company’s existing indebtedness do not purport to be complete and are qualified in their entirety by reference to the Exit Credit Agreement, First Lien Subsidiaries Guaranty, First Lien Security Agreement, First Lien Pledge Agreement, First Lien Intercreditor Agreement, First Lien Intercompany Subordination Agreement, Second Lien Loan Agreement, Second Lien Subsidiaries Guaranty, Second Lien Security Agreement, Second Lien Pledge Agreement, New Pulitzer Pledge Agreement, 2012 Pulitzer Intercreditor Agreement and Intercompany Subordination Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.16 and 10.17, respectively, to our current report on Form 8-K filed February 3, 2012, and the First Amendment to the Exit Credit Agreement, First Amendment to Second Lien Agreement, the New Pulitzer Note Agreement, New Pulitzer Subsidiary Guaranty, New Pulitzer Security Agreement, and First Amendment to Intercreditor Agreement which are filed as Exhibits 10.5, 10.6, 10.1, 10.2, 10.3, 10.4 and 10.7, respectively, to our current report on Form 8-K filed May 7, 2013.

You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

•	The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

•
The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

•	The collateral, if any, which may secure any debt securities.

•
The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

•
The place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

•
Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

•	Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

•
If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

•	Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the applicable indenture that will apply to the debt securities.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

•
If the debt securities are not to be issued in book-entry form only and held by DTC, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

•	If other than U.S. dollars, the currency or currencies of such debt securities.

•	The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

•
The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

•
Whether such debt securities will be convertible into or exchangeable for Common Stock, or other debt securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

•	A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

•
Whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

•	Whether payment of any amounts due under the applicable indenture will be guaranteed by one or more of our subsidiaries, and, if so, under what circumstances.

•	Any other terms of the debt securities that are consistent with the provisions of the indenture.

For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on debt securities will include additional amounts if required by the terms of such debt securities.
The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee. If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.
We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series without limit unless the reopening was restricted when that series was created.
There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing materially different provisions in connection with future issues of other debt securities.
We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, which are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.
In addition, special United States federal income tax considerations or other restrictions or other terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than U.S. dollars may also be set forth in the prospectus supplement, if applicable.

Conversion and Exchange
If any debt securities are convertible, they may only be convertible into or exchangeable for Common Stock or other debt securities, and the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	The securities into which the debt securities are convertible or exchangeable for;

•	The conversion price or exchange ratio, or the calculation method for such price or ratio;

•	The conversion or exchange period, or how such period will be determined;

•	If conversion or exchange will be mandatory or at the option of the holder or our Company;

•	Provisions for adjustment of the conversion price or the exchange ratio;

•	Provisions affecting conversion or exchange in the event of the redemption of the debt securities; and

•	Any other terms of the debt securities that are consistent with the provisions of the indenture.

Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.
Additional Mechanics
Form, Exchange and Transfer
The debt securities will be issued:

•	As registered securities; or

•
As bearer securities with interest coupons attached, unless otherwise stated in the prospectus supplement; however, the debt securities will not be bearer securities unless otherwise stated in the prospectus supplement; or

•	In global form, see “Securities We May Issue—Legal Ownership of Securities—Global Securities;” or

•	In denominations that are integral multiples of $1,000, in the case of registered securities, and in integral multiples of $5,000, in the case of bearer securities.

You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”
You may exchange or transfer registered securities of a series at the office of the trustee. The trustee maintains the list of registered holders and acts as our agent for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our agent or act as our own agent. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer.
If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may refuse any transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice, in the case of bearer securities, and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
Paying and Paying Agents
If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”
With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.
Holders in street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on any stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement.
Payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature, unless otherwise provided in the prospectus supplement. No payment with respect to any bearer security, unless otherwise provided in the prospectus supplement, will be made at any office or agency of our company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal, premium and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in New York City if, but only if, payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.
Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.
Notices
With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in New York City or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.
Events of Default
You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
What is an Event of Default? Unless otherwise specified in the prospectus supplement, the term “event of default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of or any premium on a debt security of such series on its due date whether at maturity, upon redemption or upon acceleration.

•	We do not pay interest on a debt security of such series within 30 days of its due date.

•	We do not deposit any sinking fund payment in respect of debt securities of such series on its due date.

•
We remain in breach of a covenant in respect of debt securities of such series for 60 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

The events of default described above may be modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. Each series will have separate rights upon an event of default. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization related to us, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
There are special notice and timing rules applicable to the acceleration of subordinated debt securities that are designed to protect the interests of holders of senior debt. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if:

•
    All existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series that have become due solely because of the acceleration have been cured or waived; and

•	The rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or event of default.
Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•
The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	The payment of principal, any premium or interest; or

•	In respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.
Holders in “street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.
Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.
No Protection in the Event of Change of Control
The indentures do not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a sudden and significant decline in our credit quality or a recapitalization transaction, a change of control of the Company or a highly leveraged transaction. Accordingly, we could enter into transactions in the future that could increase the amount of indebtedness outstanding at the time or otherwise affect our capital structure or credit rating. If we offer any covenants of this type or provisions with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Consolidation, Merger and Sale of Assets
Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•
Either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities and be a corporation organized and existing under the laws of the United States or any state thereof;

•
Immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

•	We must deliver certain certificates and documents to the trustee;

•	We must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver
There are three types of changes we can make to the indentures and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Except as otherwise specified in the prospectus supplement, the following is a list of those types of changes:

•	Extending the stated maturity of the principal of or reducing the rate or extending the time for payment of interest on a debt security;

•	Reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default;

•	Changing the place or currency of payment on a debt security;

•	Impairing your right to sue for payment or to convert or exchange a security;

•	In the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse as a whole in any material respect to holders of the subordinated debt securities;

•	In the case of senior debt securities, modifying the securities to subordinate in any material respect the securities to other indebtedness;

•	Reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	Reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	Other provisions specified in the prospectus supplement.

Changes Requiring a Majority Vote. The second type of change to the indentures and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except as described under “Changes Requiring Your Approval” above and for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect as described under “Changes Not Requiring Approval.” The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.
Changes Not Requiring Approval. The third type of change does not require any vote by holders of outstanding debt securities. From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	To provide that the surviving entity following a change of control of the Company permitted under the indenture shall assume all of our obligations under the indenture and debt securities;

•
To provide for uncertificated debt securities in addition to or in place of certificated debt securities. These uncertificated debt securities must be issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986 or in a manner such that the uncertificated debt securities are as described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986;

•	To add guarantees with respect to the debt securities;

•	To secure the debt securities;

•
To add to the covenants of the Company or to make any change that would provide any additional rights for the benefit of the holders of the debt securities or that does not adversely affect the legal rights of the holders of the debt securities;

•	To comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	To cure any ambiguity, defect or inconsistency, or make any other change or changes that do not adversely affect the rights of the holders taken as a whole in any material respect;

•	To issue and establish the form and terms and conditions of debt securities of any series and any related coupons;

•	To provide for the issuance of additional debt securities; and

•	To appoint a successor trustee under the indenture with respect to one or more series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•
For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default; and

•	For debt securities whose principal amount is not known. For example, because it is based on an index, we will use a special rule for that debt security described in the prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.
We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.
Holders in street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Satisfaction and Discharge
Unless otherwise specified in the prospectus supplement, the indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when each of the following conditions have been satisfied:

•
All debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year.

•
We deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation:

o    for the principal and interest to the date of the deposit, for debt securities that have become due and payable; or
o    to the stated maturity or the redemption date, as the case may be, for debt securities that have not become due and payable.

•	We have paid or caused to be paid all other sums payable under the indentures in respect of that series.

•	We have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.
Defeasance
The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have full defeasance and covenant defeasance apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.
Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance”, if we put in place the following other arrangements for you to be repaid:

•
We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

•
Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance, we must deliver to the trustee a legal opinion confirming that you will not recognize income gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under “Subordination.”
Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under “Subordination.” In order to achieve covenant defeasance, we must do the following:

•
We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
We must deliver to the trustee a legal opinion confirming that under then current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

•	Our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

•	The definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred, such as our bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.
In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking
Unless provided otherwise in the applicable prospectus supplement, the debt securities will not be secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors and therefore rank behind our secured creditors to the extent of the collateral securing their claims. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See “Subordination” below for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties. In addition, the senior and subordinated debt securities will be effectively subordinated to the indebtedness of our subsidiaries. This may affect your ability to receive payments on our debt securities.
Subordination
Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:
Payment on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, interest, including additional interest, if any, on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any outstanding senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. We are required under the subordinated indenture to promptly notify holders of senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities if:

•     A default in the payment of designated senior indebtedness occurs and is continuing beyond any applicable period of grace, called a “payment default”; or

•     A default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity without further notice, or in the case of a lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require us to make an irrevocable offer to terminate the lease following an event of default under the lease, called a “non-payment default”, and the trustee receives a notice of such default, called “payment blockage notice”, from us or any other person permitted to give such notice under the indenture.
We may resume payments and distributions on the subordinated debt securities:

•     In case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•     In case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated and there is no payment default, or in the case of any lease, 179 days after notice is received if we have not received notice that the lessor under such lease has exercised its right to terminate the lease or require us to make an irrevocable offer to terminate the lease following an event of default under the lease.

No new period of payment blockage may be commenced under a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.

If the trustee under the subordinated indenture or any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Because of the subordination provisions discussed above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. This subordination will not prevent the occurrence of any event of default under the subordinated indenture.

The subordinated debt securities are exclusively our obligations. A substantial portion of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt, including the subordinated debt securities, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments from our subsidiaries. Also, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor to any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The term “senior indebtedness” is defined in the subordinated indenture and includes principal, premium, interest, rent, fees, costs, expenses and other amounts accrued or due on our existing or future indebtedness, as the term indebtedness is defined below, or any existing or future indebtedness guaranteed or in effect guaranteed by us, subject to certain exceptions. The term does not include:

•    Any indebtedness that by its express terms is not senior to the subordinated debt securities or is pari passu or junior to the subordinated debt securities; or

•     Any indebtedness we owe to any of our majority‑owned subsidiaries; or

•     The subordinated debt securities.

The term “indebtedness” is also defined in the subordinated indenture and includes, in general terms, our liabilities in respect of borrowed money, notes, bonds, debentures, letters of credit, bank guarantees, bankers’ acceptances, capital and certain other leases, interest rate and foreign currency derivative contracts or similar arrangements, guarantees and certain other obligations described in the indenture, subject to certain exceptions. The term does not include, for example, any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services.

The term “designated senior indebtedness” is defined in the subordinated indenture and includes the Credit Agreement and any other senior indebtedness that by its terms expressly provides that it is “designated senior indebtedness” for purposes of the subordinated indenture.

Under the subordinated indenture, neither we nor our subsidiaries are prohibited from incurring indebtedness, including senior indebtedness. We may from time to time incur additional indebtedness. Our subsidiaries may also from time to time incur additional debt and liabilities.

We are obligated to pay reasonable compensation to the trustee under the subordinated indenture and to indemnify the trustee under the subordinated indenture against certain losses, liabilities or expenses incurred by the trustee under the subordinated indenture in connection with its duties relating to the subordinated debt securities. The claims of the trustee under the subordinated indenture for these payments will generally be senior to those of holders of subordinated debt securities in respect of all funds collected or held by the trustee under the subordinated indenture.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

The Trustee
Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority of the outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.
Each trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF CAPITAL STOCK
General
The following descriptions of our Common Stock and preferred stock summarize the material terms and provisions of these securities. For the complete terms of our Common Stock and preferred stock, please refer to our restated certificate of incorporation, as amended (certificate of incorporation), our amended and restated by-laws (by-laws), and stockholders rights agreement that are incorporated by reference into this prospectus. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware. The summary below is qualified in its entirety by reference to our certificate of incorporation, by-laws and stockholder rights agreement.
Authorized Capital Stock
Our certificate of incorporation authorizes 150,500,000 shares of capital stock, consisting of 500,000 shares of serial convertible preferred stock, no par value per share, 120,000,000 shares of Common Stock, $0.01 par value per share and 30,000,000 shares of Class B Common Stock, $2.00 par value per share. As of December 18, 2013, no shares of preferred stock, 53,444,441 shares of Common Stock and no shares of Class B Common Stock were issued and outstanding.

Common Stock and Class B Common Stock

Voting, Dividend and Other Rights. The voting powers, preferences and rights of the Common Stock and the Class B Common Stock are identical in all respects, except that:

(1) the holders of Common Stock are entitled to one vote per share and the holders of Class B Common Stock are entitled to ten votes per share;

(2) stock dividends on Common Stock may be paid only in shares of Common Stock and stock dividends on Class B Common Stock may be paid only in shares of Class B Common Stock; and

(3) shares of Class B Common Stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under “— Conversion Rights and Restrictions on Transfer of Class B Common Stock.”

Except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely or as otherwise required under Delaware law, the holders of Common Stock and Class B Common Stock vote together as a single class.

The holders of Common Stock and Class B Common Stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Board of Directors, subject to the dividend preference of any outstanding preferred stock and restrictions on the payment of dividends contained in the First Lien Agreement through December 2015. Under the First Lien Agreement, we are restricted from paying cash dividends on our Common Stock and Class B Common Stock. In the event of liquidation, each share of Common Stock and Class B Common Stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and any liquidation preference of any outstanding preferred stock.

Holders of Common Stock and Class B Common Stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Conversion Rights and Restrictions on Transfer of Class B Common Stock. The Common Stock has no conversion rights. However, at the option of the holder, each share of Class B Common Stock is convertible at any time and from time to time into one share of Common Stock. In order to exercise this right of conversion, a holder of Class B Common Stock must present and surrender that holder’s certificate representing such shares of Class B Common Stock along with a written notice of the election to convert such Class B Common shares. In addition, if at any time after the initial issuance of shares of Class B Common Stock, the number of outstanding shares of Class B Common Stock falls below 5,600,000, as adjusted for any future stock splits, combination or stock dividends effected after the initial issuance of the Class B Common Stock, all of the outstanding shares of Class B Common Stock shall be deemed to have been converted into Common Stock. In April, 2011, the number of outstanding shares of our Class B Common Stock fell below 5,600,000, and in accordance with the Company’s certificate of incorporation, all outstanding shares of Class B Common Stock were converted into shares of our Common Stock.

     Our certificate of incorporation provides that no holder of shares of Class B Common Stock may transfer such shares to a person other than a Permitted Transferee, consisting of family members, certain trusts, heirs and devisees, and certain charitable organizations. Upon any sale or transfer of ownership or voting rights to a transferee other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B Common Stock will automatically convert into equal number of shares of Common Stock. Accordingly, no trading market exists for Class B Common Stock nor do we expect one to develop and the Class B Common Stock is not listed or traded on any exchange or in any market.

Effects of Disproportionate Voting Rights. The disproportionate voting rights of the Common Stock and Class B Common Stock could have an adverse effect on the market price of the Common Stock. Such disproportionate voting rights may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by our stockholders other than the holders of the Class B Common Stock. Accordingly, such disproportionate voting rights may deprive holders of Common Stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from stockholders at such a premium price.

Classification of the Board of Directors. Our certificate of incorporation provides that our Board of Directors must be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Each class of directors must be elected for a three-year term. The affirmative vote of the holders of a plurality of the voting power of our Common Stock and Class B Common Stock represented in person or by proxy at the annual meeting is required to elect our directors. The number of our directors will be, from time to time, fixed by, or in the manner provided in, the by-laws, but not less than three. Our certificate of incorporation does not permit cumulative voting.

Shareholder Rights Plan.    In 1998, our Board of Directors adopted a shareholder rights plan (rights plan). Under the rights plan, our Board of Directors declared a dividend of one preferred share purchase right (right) for each outstanding share of our Common Stock and Class B Common Stock (collectively, the Common Shares). Rights are attached to, and automatically trade with, our Common Shares.

In 2008, our Board of Directors approved an amendment to the rights plan. The amendment increased the beneficial ownership threshold to 25% from 20% for stockholders purchasing Common Stock for passive investment only and decreased the threshold to 15% for all other investors. In addition, the amendment extended the expiration of the Plan to May 31, 2018 from May 31, 2008.

Rights become exercisable only if any person or group of affiliated persons other than a passive investor becomes a holder of 15% or more of our outstanding Common Shares, or commences a tender or exchange offer which, if consummated, would result in that person or group of affiliated persons owning at least 15% of our outstanding Common Shares. Once the rights become exercisable, they entitle all other stockholders to purchase, by payment of a $150 exercise price, one one-thousandth of a share of Series A Participating Preferred Stock, subject to adjustment, with a value of twice the exercise price.

In addition, at any time after a 15% position is acquired and prior to the acquisition of a 50% position, our Board of Directors may require, in whole or in part, each outstanding right (other than rights held by the acquiring person or group of affiliated persons) to be exchanged for one share of Common Stock or one one-thousandth of a share of Series A Preferred Stock. The rights may be redeemed at a price of $0.001 per right at any time prior to their expiration.

Our rights plan may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by our stockholders other than the holders of the Class B Common Stock, if any. Accordingly, our rights plan may deprive holders of Common Stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from stockholders at such a premium price.

The Common Stock issued by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Our Common Stock is listed on the NYSE under the symbol “LEE.” The transfer agent and registrar for our Common Stock is Shareowner Services, Wells Fargo Bank Minnesota, N.A., 161 N. Concord Exchange South, St. Paul, MN  55075-1139. Its phone number is (800) 468-9716.

Preferred Stock

Under our certificate of incorporation, we may issue up to 500,000 shares of serial convertible preferred stock. We currently have no shares of preferred stock outstanding.

Our board of directors has the authority, without further action by the stockholders, to cause the shares of preferred stock to be issued in one or more series from time to time. All shares of preferred stock of all series will be of equal rank and all shares of any particular series will be identical except as to the date or date from which dividends will be cumulative. The shares of preferred stock of different series, subject to applicable law, may vary as to the following rights, preferences, privileges and restrictions:

•    The annual dividend rate for such series and the date from which dividends on all shares of such             series issued prior to the record date for the first dividend of such series shall be cumulative;

•    The redemption price or prices for such series;

•    The terms and amount of any sinking fund provided for the purchase or redemption of shares of             such series; and

•    The conversion, which must be into Common Stock and not Class B Common Stock, participating         or other special rights, and the qualifications, limitations or restrictions thereof, if any, of such series.

The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the

Common Stock. Whenever preferred stock is to be sold under this prospectus, we will file a prospectus supplement relating to that sale which will specify such items.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the Common Stock.

Dividend Rights. The holders of outstanding shares of each series of preferred stock on the applicable record date shall be entitled to receive, when and as declared by our Board of Directors, dividends at an annual rate for such series, payable quarterly on the 1st day of January, April, July and October in each year. No dividend shall be declared on any series of preferred stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of the preferred stock then outstanding, like proportionate dividends, ratably, in proportion to the annual dividend rates fixed therefor in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive such a dividend for that quarter-yearly dividend period. All such dividends shall be cumulative:

•
If issued prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefor by our Board of Directors at any time prior to the issuance of shares of the particular series;

•	If issued during the period commencing on a record date for a dividend and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

•	Otherwise from the quarter-yearly dividend payment date next preceding the date of issuance of such shares.

This means that unless dividends on all outstanding shares of each series of preferred stock, at the annual dividend rate and from the dates for accumulation thereof fixed as provided above, shall have be paid or declared and set aside for payment for all past quarter-yearly dividend periods, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on the Common Stock or Class B Common Stock and no Common Stock or Class B Common Stock shall be purchased or otherwise acquired for value by us.

Under the First Lien Agreement, the terms of any preferred stock we may issue (Qualified Preferred Stock) are restricted. Among other restrictions, we are restricted from paying cash dividends on our Qualified Preferred Stock. However, we may declare and pay regularly scheduled dividends on our Qualified Preferred Stock through (i) the issuance of additional shares of such Qualified Preferred Stock rather than in cash, or (ii) the increase of the liquidation preference of the shares of Qualified Preferred Stock.

Redemption of Preferred Stock. We may, by action of the Board of Directors, redeem, in whole or in part, any series of preferred stock, at any time and from time to time, by paying, in cash, the redemption price of the shares of the particular series fixed therefor, together with a sum in the case of each share of each series to be so redeemed, computed at the annual dividend rate for the applicable series from the date on which dividends on such shares became cumulative to the date fixed for redemption, less the aggregate of the dividends paid on such shares prior to the date fixed for redemption. In the case of redemption of less than all of a particular series, we will select by lot or in such other manner as determined by our Board of Directors, the shares to be redeemed.

Under the terms of the First Lien Agreement, our Qualified Preferred Stock may not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to April 28, 2018 (other than as a result of the conversion of such Qualified Preferred Stock into Common Stock without any cash payment).

Liquidation Rights. Before any amount shall be paid to or any assets distributed among the holders of Common Stock or Class B Common Stock upon any liquidation, dissolution or winding up of the Company, and after paying or providing for the payment of all of our creditors, the holders of each series of preferred stock at the time outstanding shall be entitled to be paid, in cash, the amount for the particular series fixed by our Board of Directors, together will all accumulated dividends that have not been paid prior to the date of liquidation.

Conversion Rights. Each share of preferred stock of any series may, at the option of the holder thereof, be converted into Common Stock at any time prior to the close of business on the 10th day preceding the date fixed for redemption thereof, into the number of shares of Common Stock designated by our Board of Directors at the time of the authorization of such series.

Preemptive Rights. If we offer the holders of Common Stock any right to subscribe for our stock or other securities, the holders of shares of preferred stock of any series have the right to subscribe for and purchase at the same price and terms as offered to the holders of Common Stock, the number of shares or amount of securities to which they would have been entitled had all of their preferred stock been converted into Common Stock on the record date for such rights.

Other Rights. So long as any shares of preferred stock of any series are outstanding, we may not, without the consent of the holders of at least two-thirds of the total number of shares of the preferred stock of all series then outstanding:

•	Create or authorize any class of stock ranking prior to the preferred stock or create or authorize any obligation or security convertible into shares of stock of any such class;

•
Amend, alter, change or repeal any of the express terms of the preferred stock or of any series of the preferred stock then outstanding in a manner prejudicial to the holders thereof; provided, however, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the preferred stock at the time outstanding, only such consent of the holders of two-thirds of the total number of shares of all series so affected is required; or

•
Issue any shares of any series of preferred stock unless our net earnings available for the payment of dividends on the preferred stock for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the calendar month within which such additional shares of stock shall be issued, shall have been at least two times the dividend requirements for a twelve months’ period upon the entire amount of the preferred stock to be outstanding immediately after such issue.

So long as any shares of preferred stock of any series are outstanding, we may not, without the consent of the holders of at least a majority of the total number of shares of the preferred stock of all series then outstanding, increase the total authorized amount of the preferred stock of all series.

Certain Effects of Authorized but Unissued Stock

We have shares of Common Stock, Class B Common Stock and preferred stock available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, fund employee stock purchase and executive incentive plans, facilitate corporate acquisitions or payable as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock, Class B Common Stock and preferred stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of Common Stock and Class B Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law and Certain Provisions of Our Certificate of Incorporation and By-laws

Provisions of Delaware law and our certificate of incorporation and by-laws could make the acquisition of our company and the removal of incumbent officers and directors more difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

We are subject to the provisions of Section 203 of the Delaware general corporation law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless, subject to certain exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders.

Our by-laws provide that stockholder action can be taken at an annual or special meeting of stockholders. Our by-laws also provide that special meetings of stockholders can be called by the Board of Directors, the chairman of the board or the president. The business permitted to be conducted at any special meeting of stockholders is limited to the purposes stated in the notice of such meeting. Our by-laws set forth an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.
DESCRIPTION OF DEPOSITARY SHARES
The following summarizes the general terms of depositary shares we may offer. The particular terms of any depositary shares we may offer will be described in the prospectus supplement. The description below and in the prospectus supplement is not complete. You should read the form of deposit agreement and the applicable certificate of designation that we will file with the SEC. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the depositary shares.
General
We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock.
The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock, to all the rights and preferences of the underlying preferred stock, including, dividend, voting, redemption, conversion and liquidation rights. Depositary receipts will be issued for depositary shares.
The depositary may issue temporary depositary receipts substantially identical to, and entitling the holders to all rights pertaining to, the definitive depositary receipts. Definitive depositary receipts will then be prepared thereafter and temporary depositary receipts may be exchanged for definitive depositary receipts at our expense.
Upon surrender of depositary receipts and payment of the charges provided in the deposit agreement, the depositary will deliver the whole shares of preferred stock underlying the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions on the preferred stock, rounded to the nearest cent, to the record holders of depositary shares in proportion to the numbers of such depositary shares owned by them on the relevant record date. Fractions of one cent not so distributed will be added to the next sum received by the depositary for distribution to record holders of depositary shares.
In the event of a non-cash distribution, the depositary will, if feasible, distribute property received by it to the record holders of depositary shares entitled to them. If the distribution is not feasible, the depositary may sell the property and distribute the net proceeds to such holders.
Redemption of Depositary Shares
If we redeem the preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds of the redemption of the preferred stock held by the depositary. The depositary will mail notice of redemption not less than 30 or more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the corresponding depositary shares as of the same redemption date. If less than all the depositary shares are to be redeemed, the depositary will select by lot or pro rata which depositary shares will be redeemed.

After the redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. All rights of the holders of the depositary shares will cease, except the right to receive the money or other property to which the holders are entitled upon redemption and surrender of the depositary receipts for their depositary shares.
Voting the Preferred Stock
The depositary will mail to the holders of depositary shares the information contained in any notice of meeting at which the holders of preferred stock are entitled to vote. Each record holder of depositary shares on the record date for the preferred stock may instruct the depositary to exercise its voting rights with respect to the depositary shares. The depositary will attempt to vote the number of shares of preferred stock underlying such depositary shares in accordance with these instructions. We will agree to take any action required to enable the depositary to vote the depositary shares. The depositary will abstain from voting shares of preferred stock to the extent it does not receive instructions from the holders of depositary shares relating to that preferred stock.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, neither of us can make any amendment that would materially and adversely alter the rights of the existing holders of depositary shares without approval by the record holders of at least a majority of the outstanding depositary shares. We or the depositary may terminate a deposit agreement only if:
•    All outstanding depositary shares relating thereto have been redeemed; or

•	There has been a final distribution to the holders of preferred stock and to the holders of the related depositary shares in the event of our liquidation, dissolution or winding up.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges listed in the deposit agreement as holders’ charges.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications that we are required to furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable if the law or any circumstance beyond the depositary’s control prevents it from performing its obligations under the deposit agreement. We and the depositary will be required only to perform our and its respective duties in good faith. The depositary will not be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless the holders of those securities provide it with satisfactory indemnity. The depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us, and we may at any time remove the depositary. Any such resignation or removal will take effect when a successor depositary is established.
DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES
The following summarizes the general terms of debt warrants we may offer. The particular terms of any debt warrants will be described in the prospectus supplement. The description below and in the prospectus supplement is not complete. You should read the form of debt warrant agreement that we will file with the SEC.
General
If we offer debt warrants, the prospectus supplement will describe the terms of the warrants, including:
•    The offering price, if any;

•	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

•	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

•	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;
•    The dates on which the right to exercise the debt warrants begins and expires;
•    U.S. federal income tax consequences;

•	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•    The currencies in which the offering price and exercise price are payable; and
•    If applicable, any antidilution provisions.
You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement. Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.
Exercise of Debt Warrants
You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.
DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK
The following summarizes the general terms of Common Stock warrants and preferred stock warrants we may offer. The particular terms of any Common Stock warrants and preferred stock warrants will be described in the prospectus supplement. The description below and in the prospectus supplement is not complete. You should read the form of warrant agreement that we will file with the SEC.
General
If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

•	The offering price, if any;

•	If applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

•	The number of shares of Common Stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	The dates on which the right to exercise the stock warrants begins and expires;

•	U.S. federal income tax consequences;

•	Call provisions, if any;

•	The currencies in which the offering price and exercise price are payable; and

•	If applicable, the antidilution provisions of the stock warrants.
The shares of Common Stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.
Exercise of Stock Warrants
You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of Common Stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.
No Rights as Stockholders
Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:

•    Debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•    Currencies; or

•    Commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue or distribute subscription rights to our stockholders for the purchase of shares of our Common Stock or preferred stock or of debt securities. We may issue subscription rights independently or together with other securities, and the subscription rights may be attached to or separate from any offered or distributed securities, and may or may not be transferrable by the stockholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between us and a bank or trust company, as subscription rights agent, all as set forth in the prospectus supplement relating to the particular issue of subscription rights. The subscription rights agent will act solely as an agent of the Company in connection with the certificates relating to the subscription rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.

The following summary of material provisions of the subscription rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing subscription rights applicable to a particular series of subscription rights. The terms of any subscription rights offered or distributed under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete certificates representing subscription rights that contain the terms of the subscription rights. The particular terms of any issue of subscription rights will be described in the prospectus supplement relating to the issue, and may include:

•	in the case of a distribution of subscription rights to our stockholders, the date for determining the stockholders entitled to the subscription rights distribution;

•	in the case of a distribution of subscription rights to our stockholders, the number of subscription rights issued or to be issued to each stockholder;

•	the aggregate number of shares of Common Stock or preferred stock or of debt securities purchasable upon exercise of such subscription rights and the exercise price;

•	the aggregate number of subscription rights being issued;

•	the extent to which the subscription rights are transferrable;

•	the date on which the holder’s ability to exercise such subscription rights shall commence and the date on which such right shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	a discussion of material federal income tax considerations;

•	any other material terms of such subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such subscription rights; and

•
if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of subscription rights.

Each subscription right will entitle the holder of subscription rights to purchase for cash the number of shares of Common Stock or preferred stock or the principal amount of debt securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will be void and of no further force and effect.
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Common Stock or preferred stock or principal amount of debt securities purchased upon exercise of the subscription rights. If less than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed shares of Common Stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.
Until any subscription rights to purchase debt securities are exercised, the holder of any subscription rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any subscription rights to purchase Common Stock or preferred stock are exercised, the holders of the any subscription rights will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, debt securities, shares of Common Stock or any combination of such securities. The applicable prospectus supplement will describe:

•    The terms of the units and of the purchase contracts, debt securities and Common Stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•    A description of the terms of any unit agreement governing the units; and

•    A description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us:
•     through agents,
•    to or through underwriters,
•    through broker-dealers (acting as agent or principal),
•    directly by us to purchasers, through a specific bidding or auction process or otherwise,
•    through a combination of any such methods of sale, or
•    through any other methods described in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Lane & Waterman LLP and matters relating to New York law will be passed upon for us by Drinker Biddle & Reath LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. Attorneys at Lane & Waterman LLP, which is delivering the opinion filed as Exhibit 5.1 to this registration statement, beneficially owned, as of December 17, 2013, 21,437 shares of our Common Stock. At the time of rendering its opinion, Lane & Waterman LLP is deemed to have a substantial interest in the Company, as defined by the rules of the SEC, in that the $69,884.62 fair market value of the 21,437 shares in the aggregate of our Common Shares beneficially owned by the firm exceeds the current $50,000 threshold for a substantial interest in the Company established by the SEC. These amounts are expected to change from time to time. C. D. Waterman III, a partner in said firm, is the secretary of the Company.
EXPERTS
The consolidated financial statements of Lee Enterprises, Incorporated and subsidiaries as of September 29, 2013 and September 30, 2012, and for the 52-week period ended September 29, 2013, the 53-week period ended September 30, 2012, and the 52-week period ended September 25, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of September 29, 2013 have been incorporated by reference herein and in this registration statement, in reliance on the reports of KPMG LLP, independent registered public accounting firm, and, with respect to the consolidated financial statements for the 52-week period ended September 29, 2013, Baker Tilly Virchow Krause, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses, except the SEC registration fee, are estimated.

Securities and Exchange Commission registration fee	$43,125
Legal fees and expenses	(1)
Trustee’s fees and expenses	(1)
Rating agency fees	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous	(1)

Total	$(1)

(1) These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Limitation on Liability of Directors
Section 145 of the Delaware General Corporation Law generally permits a Delaware corporation to indemnify officers, directors, employees or agents of the corporation if they are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Our certificate of incorporation provides that we shall, subject to certain limitations, indemnify our directors and officers against expenses, including attorneys’ fees, judgments, fines and certain settlements, actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.
Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. This section further provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.
Any underwriting agreements that we may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
We have directors’ liability insurance, which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(1)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c)
That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(d)   That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(f)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g) That, for purposes of determining any liability under the Securities Act of 1933,
(1) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)
Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport and State of Iowa on the 18th day of December, 2013.

LEE ENTERPRISES, INCORPORATED (Registrant)
/s/ CARL G. SCHMIDT
Carl G. Schmidt Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ MARY E. JUNCK                    /s/ CARL G. SCHMIDT
Mary E. Junck                        Carl G. Schmidt
Chairman, President and Chief Executive Officer        Vice President, Chief Financial Officer and Treasurer
(Principal Executive Officer)                (Principal Financial and Accounting Officer)
Director

*                            *
Richard R. Cole                        Nancy S. Donovan
Director                            Director

*                            *
Leonard J. Elmore                     William E. Mayer
Director                             Director
*                            *
Herbert W. Moloney III                    Andrew E. Newman
Director                             Director
*                            *
Brent Magid                         Gregory P. Schermer
Director                             Director

*
Mark B. Vittert
Director

* By: /s/ Carl G. Schmidt
Carl G. Schmidt, as Attorney in Fact
pursuant to Powers of Attorney attached
as Exhibit 24.1

S-1

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
*1.1	Form of Underwriting Agreement for Common Stock offerings
*1.2	Form of Underwriting Agreement for debt offerings
**4.1	Amended and Restated Certificate of Incorporation of Lee Enterprises, Incorporated effective as of January 30, 2012 (Exhibit 3.1 to Form 8-K filed on February 3, 2012)
**4.2	Amended and Restated By-Laws of Lee Enterprises, Incorporated effective as of January 30, 2012 (Exhibit 3.2 to Form 8-K filed February 3, 2012)
**4.3
Rights Agreement between Lee Enterprises, Incorporated and Wells Fargo Bank, N.A. (as successor rights agent to The First Chicago Trust Company of New York, the “Rights Agent”), dated as of May 7, 1998 and the related form of Certificate of Designation of the Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (Exhibit 1.1 to Form 8-A filed with the SEC on May 26, 1998).

**4.4
Amendment No. 1 to the Rights Agreement, dated as of January 10, 2008, between Lee Enterprises, Incorporated and Wells Fargo Bank, N.A. (as the Rights Agent) (Exhibit 4.2 to Form 8-K filed January 11, 2008).

4.5	Form of Subordinated Indenture between Lee Enterprises, Incorporated and the trustee.
4.6	Form of Senior Indenture between Lee Enterprises, Incorporated and the trustee.
*4.7	Form of Deposit Agreement
*4.8	Form of Warrant Agreement
*4.9	Form of Stock Purchase Contract
5.1	Opinion of Lane & Waterman LLP
5.2	Opinion of Drinker Biddle & Reath LLP
12.1	Statement regarding computation of ratio of earnings to fixed charges.
23.1	Consent of KPMG LLP
23.2	Consent of Baker Tilly Virchow Krause, LLP
23.3	Consent of Lane & Waterman LLP (included in Exhibit 5.1)
23.4	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2)
24.1	Power of Attorney
*25.1	Form of T-1 Statement of Eligibility of Trustee
____________________
 * To be filed as an exhibit to a current report on Form 8‑K or an amendment to this Registration Statement.

** Previously filed.

S-1